Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. and subsidiaries ("MMC") on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69778, 333-69776, 333-69774 and 33-107195) and previously filed Registration Statements on Form S-3 (Registration File No. 333-67543 and 333-108566) and the previously filed Registration Statements on Form S-4 (Registration File No. 33-24124 and 333-87510) of our report dated March 7, 2005, June 20, 2005, as to Notes 1, 5, 15, and 16 (which report expressed an unqualified opinion and included an explanatory paragraph relating to MMC's segment data restatement described in Note 1, 5, and 16; and relating to MMC's updated Claims, Lawsuits and other Contingencies described in Note 15), appearing in the Current Report on Form 8-K of Marsh & McLennan Companies, Inc. and subsidiaries for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectuses, which is part of the aforementioned Registration Statements.

/s/ Deloitte & Touche LLP

New York, New York
June 27, 2005